UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     March 17, 2021

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 S. Clinton Ave., Suite 510, Rochester, New York		14604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market
Warrants to Purchase Common Stock	VRMEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 17, 2021, VerifyMe, Inc. (the “Company”) entered into an Amended and Restated Consulting Agreement with an entity (the “Consultant”) controlled by Keith Goldstein, the Company’s Chief Operating Officer. The agreement is effective as of March 1, 2021. The Consultant will receive an aggregate annual fee of $214,400 payable in equal monthly installments during the 12-month term of the agreement. The Consultant also received a grant of 10,000 shares of restricted stock under the Company’s 2020 Equity Incentive Plan, which shares vest in equal quarterly installments over the 12-month term of the agreement, subject to the Consultant performing services for the Company as of each applicable vesting date and executing the Company’s standard Stock Option Agreement. The agreement also provides for the extension of the expiration date to March 1, 2026 for the Consultant’s existing options to purchase an aggregate of 80,000 shares of Company common stock, and provides Consultant with a 2% sales commission on sales in excess of $500,000 for the year ended December 31, 2021, excluding sales related to acquired businesses. The agreement provides other customary terms, including requiring the Consultant to adhere to the Company’s Insider Trading Policy, non-solicitation, confidentiality and assignment of rights to work product to the Company.

The Company plans to file a copy of the Amended and Restated Consulting Agreement as an exhibit to its Form 10-Q for the period ended March 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: March 24, 2021	By:	/s/ Patrick White
Patrick White
President and Chief Executive Officer